                                                                    Exhibit 99.3

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

      The  following   unaudited  pro  forma  combined  condensed  statement  of
financial  position as of March 31, 2007 and the  unaudited  pro forma  combined condensed  statements of operations for the year ended December 31, 2006 and the three months ended March 31, 2007, and the accompanying notes thereto, have been
prepared  to   illustrate   the  effects  of  the   Bairnco   acquisition   (the
"Acquisition"),  including the financing of the  Acquisition,  on the historical financial position and results of operations of WHX Corporation (the "Company").

      The unaudited pro forma combined  condensed  balance sheet gives effect to the Acquisition as if it had occurred on March 31, 2007. The unaudited pro forma combined condensed  statements of income give effect to the Acquisition as if it had occurred on January 1, 2006.  The  unaudited  pro forma  combined  condensed financial information is presented for informational  purposes only and does not purport to represent  the  Company's  financial  condition  had the  Acquisition occurred as of the respective dates indicated above. In addition,  the unaudited pro forma combined condensed  financial  information does not purport to project the Company's  future financial  position or operating  results as of any future date or for any future period.

      The unaudited pro forma combined condensed financial  information has been derived by the application of pro forma  adjustments to the Company's  unaudited
and  audited  historical  consolidated  financial  statements.   The  pro  forma
adjustments and certain  assumptions  underlying  these  adjustments,  using the purchase method of accounting,  are described in the accompanying notes. The pro forma adjustments are based on preliminary estimates,  available information and certain  assumptions  that we  believe  are  reasonable  and may be  revised  as additional  information  becomes  available.  These pro forma adjustments do not include any cost savings from synergies or costs of  integration  that may occur as a result of the Acquisition.

      This  information  should be read in conjunction with (i) the accompanying notes to the unaudited pro forma combined condensed financial  statements,  (ii)
the Company's  historical  audited financial  statements as of and for the years ended  December 31, 2006 and 2005 included in its Annual Report on Form 10-K for the year ended  December  31, 2006,  (iii) the  historical  unaudited  financial statements  as of March 31, 2007 and for the three  months  ended March 31, 2007 and  2006  included  in the  Company's  Quarterly  Report  on Form  10-Q for the
quarterly  period ended March 31, 2007,  and (iv) the  financial  statements  of
Bairnco Corporation included in this Current Report on Form 8-K/A.

                                       1

                                             WHX Corporation and Subsidiaries
                                   Unaudited Pro Forma Combined Condensed Balance Sheet
                                                   as of March 31, 2007
                                                      (in thousands)

                                                                                                              Proforma
                                                           WHX Corp       Bairnco        Adjustments          combined
                                                         -------------  -------------   ---------------     -------------
ASSETS
Current Assets:
      Cash and cash equivalents                          $   3,540        $   1,606                            $   5,146
      Trade receivables - net                               71,321           33,904                              105,225
      Inventories                                           54,944           35,633                               90,577
      Deferred income taxes                                    339            3,501              (84)(c)           3,756
      Assets held for sale                                     185             --                                    185
      Other current assets                                   5,503            4,105                                9,608
                                                         ---------        ---------        ---------           ---------
                 Total current assets                      135,832           78,749              (84)            214,497

Property, plant and equipment at cost, less
        accumulated depreciation and amortization           76,345           40,840                              117,185
Goodwill and other intangibles, net                         68,217           20,839           25,561 (c)         114,617
Other non-current assets                                    15,841            3,324                               19,165
                                                         ---------        ---------        ---------           ---------
                                                         $ 296,235        $ 143,752        $  25,477           $ 465,464
                                                         =========        =========        =========           =========

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current Liabilities:
     Trade payables                                      $  41,796        $  14,692                            $  56,488
     Accrued environmental liability                         6,109             --                                  6,109
     Accrued liabilities                                    33,299           11,988            5,677 (c)          50,964
     Accrued interest expense - related party               13,649             --                                 13,649
     Current portion of long-term debt                       4,666            1,219                                5,885
     Short-term debt                                        51,879            7,303               62 (a)          59,244
     Deferred income taxes                                     123             --                                    123
                                                         ---------        ---------        ---------           ---------
               Total current liabilities                   151,521           35,202            5,739             192,462

Long-term debt                                              67,627           18,550                               86,177
Long-term debt - related party                              89,627             --            101,391 (a)         191,018
Accrued pension liability                                   49,195             --                                 49,195
Other employee benefit liabilities                           8,699             --                                  8,699
Deferred income taxes                                        2,933            4,260                                7,193
Other liabilities                                             --              4,087                                4,087
                                                         ---------        ---------        ---------           ---------
                                                           369,602           62,099          107,130             538,831
                                                         ---------        ---------        ---------           ---------

Stockholders' (Deficit) Equity:
Preferred stock- $.10 par value; authorized 5,000
     shares; issued and outstanding -0- shares                --               --               --                  --
Common stock -  $.01 par value; authorized 40,000
   shares; issued and outstanding 10,000 shares                100              118             (118)(b)             100
Warrants                                                     1,287             --               --                 1,287
Unearned compensation                                         --               (441)             441 (b)            --
Accumulated other comprehensive loss                       (47,178)          (1,631)           1,631 (b)         (47,178)
Additional paid-in capital                                 394,308           53,168          (53,168)(b)         394,308
Retained earnings/(accumulated deficit)                   (421,884)          69,137          (69,137)(b)        (421,884)
Treasury stock                                                --            (38,698)          38,698 (b)            --
                                                         ---------        ---------        ---------           ---------
Total stockholders' deficit                                (73,367)          81,653          (81,653)            (73,367)
                                                         ---------        ---------        ---------           ---------
                                                         $ 296,235        $ 143,752        $  25,477           $ 465,464
                                                         =========        =========        =========           =========

See accompanying notes to proforma financial statements.

                                                            2

                                             WHX Corporation and Subsidiaries
                              Unaudited Pro Forma Combined Condensed Statement of Operations
                                       for the Twelve Months Ended December 31, 2006
                                                      (in thousands)

                                                                                                              Proforma
                                                           WHX Corp       Bairnco        Adjustments          combined
                                                         -------------  -------------   ---------------     -------------

Net sales                                                $ 460,963        $ 178,828        $    --             $ 639,791
Cost of goods sold                                         376,389          125,278             --               501,667
                                                         ---------        ---------        ---------           ---------

Gross profit                                                84,574           53,550             --               138,124

Selling, general and administrative expenses                63,551           47,484              600 (f)         111,635
Asset impairment charge                                      5,195             --               --                 5,195
Environmental remediation expense                            2,909             --               --                 2,909
Restructuring charge                                         2,420             --               --                 2,420
Gain on disposal of assets                                     (31)            --               --                   (31)
                                                         ---------        ---------        ---------           ---------

Income from operations                                      10,530            6,066             (600)             15,996
                                                         ---------        ---------        ---------           ---------

Other:
    Interest expense                                        22,535              712           15,252(d)           38,499
    Realized and unrealized loss on derivatives              7,993             --               --                 7,993
    Other (income) expense                                     834             --               --                   834
                                                         ---------        ---------        ---------           ---------

Income (loss) from continuing operations before taxes      (20,832)           5,354          (15,852)            (31,330)
Tax provision (benefit)                                         31              392             (203)(e)             220
                                                         ---------        ---------        ---------           ---------

Income (loss) from continuing operations, net of tax       (20,863)           4,962          (15,649)            (31,550)
                                                         ---------        ---------        ---------           ---------
Discontinued operations:
         Loss from discontinued operations, net of tax        (167)            --               --                  (167)
         Gain on disposal, net of tax                        2,880             --               --                 2,880
                                                         ---------        ---------        ---------           ---------
Net income (loss) on discontinued operations, net of tax     2,713             --               --                 2,713
                                                         ---------        ---------        ---------           ---------
Net income (loss)                                        $ (18,150)       $   4,962        $ (15,649)          $ (28,837)
                                                         =========        =========        =========           =========

BASIC AND DILUTED PER SHARE OF COMMON STOCK
Income (loss) from continuing operations                 $   (2.09)                                            $   (3.15)
Discontinued operations                                       0.27                                                  0.27
                                                         ---------                                             ---------
Net income (loss) per share applicable to common stock   $   (1.82)                                            $   (2.88)
                                                         ---------                                             ---------

See accompanying notes to proforma financial statements.

                                                            3

                                             WHX Corporation and Subsidiaries
                              Unaudited Pro Forma Combined Condensed Statement of Operations
                                        for the Three Months Ended March 31, 2007
                                                      (in thousands)

                                                                                                              Proforma
                                                           WHX Corp       Bairnco        Adjustments          combined
                                                         -------------  -------------   ---------------     -------------

Net sales                                                $ 117,837        $  48,727                 --         $ 166,564
Cost of goods sold                                          98,355           33,596                 --           131,951
                                                         ---------        ---------            ---------       ---------

Gross profit                                                19,482           15,131                 --            34,613

Selling, general and administrative expenses                18,775           14,124                  150 (f)      33,049
Loss on disposal of assets                                     130             --                   --               130
                                                         ---------        ---------            ---------       ---------

Income from operations                                         577            1,007                 (150)          1,434
                                                         ---------        ---------            ---------       ---------

Other:
    Interest expense                                         7,570              468                3,787 (d)      11,825
    Realized and unrealized loss on derivatives                691             --                   --               691
    Other (income) expense                                     140             --                   --               140
                                                         ---------        ---------            ---------       ---------

Income (loss) before taxes                                  (7,824)             539               (3,937)        (11,222)

Tax provision (benefit)                                        709              194                 (30)(e)         873
                                                         ---------        ---------            ---------       ---------

Net income (loss)                                        $  (8,533)       $     345            $  (3,907)      $ (12,095)
                                                         =========        =========            =========       =========

BASIC AND DILUTED PER SHARE OF COMMON STOCK

Net income (loss) per share applicable to common stock   $   (0.85)                                            $   (1.21)
                                                         =========                                             =========

See accompanying notes to proforma financial statements.

                                                            4

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1 -  BASIS OF PRO FORMA PRESENTATION

      The  unaudited  pro forma  combined  condensed  balance  sheet is based on historical  balance  sheets  of WHX  Corporation  ("WHX" or "the  Company")  and
Bairnco Corporation ("Bairnco") and has been prepared to reflect the acquisition of Bairnco by WHX (the "Acquisition") as if it had been consummated on March 31,
2007.

      The  unaudited  pro forma  combined  condensed  statements  of  operations combine the results of operations of the Company for the year ended December 31,
2006 and the three  months ended March 31, 2007 with the  historical  results of
Bairnco  for the same  periods.  The  unaudited  pro  forma  combined  condensed statements of operations  have been prepared to reflect the Acquisition as if it had occurred on January 1, 2006.

      The  unaudited  pro forma  combined  condensed  financial  information  is presented for informational  purposes only and is not necessarily  indicative of the historical results that would have occurred had the Company and Bairnco been combined  during  this time  period or the future  results  that may be achieved after the  Acquisition.  Additionally,  the  allocation  of the  purchase  price indicated herein is preliminary and subject to change.

      There were no  transactions  between the  Company  and Bairnco  during the periods presented.

NOTE 2 - ACQUISITION OF BAIRNCO

      On April 13, 2007, as a result of a tender offer (the "Offer") pursuant to an Agreement and Plan of Merger dated  February 23, 2007 between Steel  Partners
II, L.P.  ("Steel"),  BZ Acquisition Corp.  ("BZA"),  and Bairnco,  BZA acquired approximately  88.9% of the  outstanding  common stock of Bairnco.  WHX acquired
Steel's  entire  interest in BZA pursuant to a Stock  Purchase  Agreement  dated
April 12,  2007,  and  accordingly,  acquired  control  of Bairnco  through  its ownership of BZA. The  consideration for each share was $13.50 in cash. On April
24, 2007,  BZA was merged with and into Bairnco with Bairnco  continuing  as the surviving corporation as a wholly owned subsidiary of WHX.

      In  connection  with the  closing  of the  Offer,  initial  financing  was provided by Steel through two credit  facilities.  Steel  extended to BZA bridge loans in the principal amount of approximately $75.1 million,  $1.4 million, and
$10.0 million (and may extend additional loans of approximately $3.6 million, up to an aggregate total amount of borrowings of $90.0 million)  pursuant to a loan and security agreement (the "Bridge Loan Agreement") between BZA and Bairnco, as borrowers,  and Steel,  as lender.  In addition,  Steel  extended to WHX a $15.0 million  subordinated  loan, which is unsecured at the WHX level between WHX, as borrower,  and Steel, as lender.  WHX contributed the $15.0 million  proceeds of the subordinated loan to BZA as a capital contribution.

SOURCES AND USES OF FUNDS

(in thousands)

Sources of Funds                                              Date Issued           Amount
-------------------------------------------------------------------------------------------
Bridge Loan Tranche I (Initial Tender and Certain Fees)       4/17/2007           $ 75,090
Bridge Loan Tranche II                                        4/18/2007           $  1,350
Bridge Loan Tranche III                                       4/20/2007           $  9,952
                                                                                  --------
  TOTAL BRIDGE LOAN                                                               $ 86,391

WHX Subordinated Loan                                                             $ 15,000

Increase in Revolving Credit Facility                                             $     62
                                                                                  --------
  TOTAL SOURCES OF FUNDS                                                          $101,453

Uses of Funds                                                    Detail            Amount
-------------------------------------------------------------------------------------------
  Purchase of shares                                        7,427,762 Shares      $100,276
  Fees and Expenses                                                               $  1,177
                                                                                  --------
  TOTAL USES OF FUNDS                                                             $101,453

                                              5

      Borrowings  under the Bridge Loan  Agreement  bear (i) cash  interest at a rate per annum  equal to the prime  rate of JP Morgan  Chase plus 1.75% and (ii)
pay-in-kind interest at a rate per annum equal to 4.5% for the first 90 days the loan is outstanding  and 5% (instead of 4.5%) for the balance of the term,  each as adjusted from time to time. The minimum aggregate interest rate on borrowings under the  Bridge  Loan  Agreement  is 14.5% per annum for the first 90 days the loan is outstanding, and 15% (instead of 14.5%) per annum for the balance of the term,  and the maximum  aggregate  interest rate on borrowings  under the Bridge
Loan  Agreement is 18% per annum.  The cash  interest  rate and the  pay-in-kind interest rate may be adjusted from time to time, by agreement of Steel  Partners and Bairnco,  so long as the aggregate interest rate remains the same.  Interest is payable monthly in arrears.  The obligations  under the Bridge Loan Agreement are  guaranteed by certain of Bairnco's  subsidiaries  and  collateralized  by a junior lien on the assets of Bairnco and certain of its subsidiaries and capital stock of certain of Bairnco's  subsidiaries.  Obligations  under the Bridge Loan
Agreement  will also be  guaranteed  by the Company on an unsecured  basis.  The scheduled  maturity date of the indebtedness  under the Bridge Loan Agreement is the earlier to occur of (i) June 30, 2008 and (ii) such time as Bairnco  obtains any replacement  financing.  Indebtedness under the Bridge Loan Agreement may be prepaid without penalty or premium.

      Borrowings under the Subordinated Loan Agreement bear pay-in-kind interest at a rate per annum  equal to the  prime  rate of JP Morgan  Chase  plus  7.75%, adjusted from time to time, with a minimum  interest rate of 16% per annum and a maximum interest rate of 19% per annum.  Interest is payable monthly in arrears.
The obligations  under the Subordinated Loan Agreement are guaranteed by Bairnco and  certain of its  subsidiaries  and  collateralized  by a junior  lien on the assets of Bairnco and certain of its  subsidiaries  and capital stock of certain
of  Bairnco's  subsidiaries.   The  indebtedness  under  the  Subordinated  Loan
Agreement  will  mature  on  the  second  anniversary  of  the  issuance  of the subordinated loan and may be prepaid without penalty or premium.

      The  Loan  Agreements  contain  customary   representations,   warranties,
covenants,  events of default  and  indemnification  provisions.  Following  the
Merger,  (i) the  indebtedness  under the Bridge Loan  Agreement and the related security interests will be subordinated to the indebtedness and related security interests  granted under Bairnco's  existing senior credit facility with Bank of
America,   N.A.,  and  (ii)  the  guarantees  of  the  indebtedness   under  the
Subordinated  Loan  Agreement  and  the  related  security   interests  will  be
subordinated  to  all  indebtedness  and  security  interests  described  in the preceding clause (i).

      On July 18, 2007,  Bairnco  completed the refinancing of: (i) all existing indebtedness  of Bairnco and its  subsidiaries  under its Senior  Secured Credit
Facility  dated as of November 9, 2006 with Bank of  America,  N.A.,  and (ii) a portion of the existing indebtedness under the Bridge Loan Agreement pursuant to which Steel made an $87.2 million term loan to Bairnco.

NOTE 3 -  PURCHASE PRICE

      Under the purchase  method of  accounting,  the total  estimated  purchase price,  including the estimated fair value of obligations  assumed, is allocated to  Bairnco's  net tangible and  identifiable  intangible  assets based on their estimated  fair values as of the  acquisition  date.  The excess of the purchase price over the net tangible and  identifiable  intangible  assets is recorded as goodwill.  Management  is  being  assisted  with the  valuation  of  assets  and liabilities acquired by a third party appraiser.  The preliminary purchase price allocation,  subject to change  pending  completion  of the final  valuation and analysis, is as follows:

Net tangible assets                 $ 54,276
Identifiable intangible assets         9,732
Goodwill                              37,445
                                    --------
  Preliminary purchase price        $101,453
                                    ========

NOTE 4 -  PRO FORMA ADJUSTMENTS

The  following  pro forma  adjustments  are reflected in the unaudited pro forma combined balance sheet and statements of operations:

(a)   Reflects  proceeds of new financing (the Bridge Loan and the  Subordinated
      Loan) to fund the purchase of shares pursuant to the Offer, and additional borrowings on the revolving credit facility used to pay related expenses.

(b)   Eliminates Bairnco's stockholders' equity accounts and common stock.

(c)   Records  the  preliminary  purchase  price  allocation.   The  preliminary
      purchase price  allocation is subject to change pending  completion of the final valuation and analysis.

(d)   Records interest expense on the Bridge Loan and the Subordinated Loan, and incremental  interest expense on the Company's  revolving credit facility, which was used in order to pay certain acquisition-related expenses.

(e)   Eliminates  federal tax provision of Bairnco due to combined net operating loss position.

(f)   Records amortization of estimated acquired intangibles.

                                       6